SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                DECEMBER 19, 2002

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission                IRS Employer
jurisdiction                        File Number               Identification
of incorporation                                              Number

Delaware                              1-3492                  No. 75-2677995


                               4100 Clinton Drive
                            Houston, Texas 77020-6299
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-676-3011

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On December 19, 2002 registrant issued a press release entitled "Halliburton Updates SEC Status."

         The text of the press release is as follows:

                         Halliburton Updates SEC Status

HOUSTON, Texas -- Halliburton (NYSE:HAL) was advised today by the Securities and Exchange Commission (SEC) that it has formalized its investigation of the company's disclosure and accounting for cost overruns on certain engineering and construction jobs. To the company's knowledge, the investigation has not expanded beyond these matters. Halliburton intends to continue cooperating with the SEC staff. The company believes that a formal investigation is a necessary step toward the resolution of this matter. This allows the SEC to obtain information from third parties and assures the company's continuing cooperation.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services Group and Engineering and Construction Group business segments. The company's World Wide Web site can be accessed at www.halliburton.com.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            HALLIBURTON COMPANY




Date:     December 20, 2002                 By: /s/ Bruce A Metzinger
                                               ------------------------------
                                                    Bruce A. Metzinger
                                                    Assistant Secretary